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                                                                   Exhibit 10.11

[Exchange Applications Logo]

                           SOFTWARE LICENSE AGREEMENT

Effective this 28th day of December, 1999 (the "Effective Date"), Exchange Applications, Inc. ("Exchange"), with a principal place of business at One Lincoln Plaza, 89 South Street, Boston, MA 02111, and MICROSTRATEGY INCORPORATED ("Licensee"), with a principal place of business at 8000 Towers Crescent Drive, Vienna, Virginia 22182, agree that the following terms and conditions will govern each Product Schedule submitted by Licensee and accepted by Exchange for Exchange's Licensed Software.

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1.  Definitions

1.1 "Authorized Contractor" means each of Licensee's contractors and consultants whose access to the Licensed Software is required for Licensee's authorized use of the Licensed Software, and with whom Licensee has executed a written agreement which prevents the unauthorized use, disclosure or copying of the Proprietary Materials; provided, however, that in no event shall any Competitor be permitted to be an Authorized Contractor hereunder, even if such person or entity is a consultant to or contractor of Licensee. "Competitor" means any person or entity which develops, markets or licenses campaign management software.

1.2 "Client Computer" means each single-user computer on which the client component of the Licensed Software (the "Client Software") is installed or used.

1.3 "Derivative Work" means any revision, modification, translation, abridgment, condensation, expansion, or any other form of work that is based on the Licensed Software or any Proprietary Material of Exchange. Derivative Work shall also mean any compilation that incorporates any portion of any Licensed Software or Exchange Proprietary Material.

1.4 "Designated Computer Server" means the computer(s) on which the server components of the Licensed Software (the "Server Software") will be installed and run.

1.5 "Designated Site" means the site location identified in a Product Schedule for the Designated Computer Server.

1.6 "Documentation" means the user guide, administration guide, release notes and any other manuals furnished to Licensee by Exchange as documentation for use with the Licensed Software.

1.7 "Licensed Software" means the computer programs and routines listed in a Product Schedule (including the Server Software, Client Software and eXstatic Software), the Documentation, and any New Releases.

1.8 "MCIF" is the aggregate number of individual customers of Licensee that are contained in Licensee's database(s) which is resident on, connected to or otherwise accessible by the Designated Computer Server, which aggregate number is set forth in the Product Schedule.

1.9 "New Releases" means error corrections, modifications, enhancements or updates to the Licensed Software furnished by Exchange to Licensee pursuant to
Section 8.

1.10 "Product Schedule" means the order form which specifies the Licensed Software to be licensed, the Designated Site, the licensed number of copies of Client and Server Software, MCIF and applicable license and service fees payable. In order to be effective, Product Schedules must be signed by both parties.

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1.11  "Territory" means the country location of the Designated Site.

1.12 "Third Party Licensors" means all third parties (as licensors) that provide software to Exchange (as licensee), which software is included in the Licensed Software hereunder. The parties acknowledge that, unless otherwise expressly set forth herein, it is the intent of this Agreement that there will be no privity of contract between such third parties and Licensee.

1.13 "eXstatic Software" means the computer software program identified in the Product Schedule.

2.     Grant of License

2.1 Upon Exchange's written acceptance of Licensee's order, Exchange grants to Licensee a nonexclusive, and, except as expressly set forth otherwise herein, nontransferable and perpetual, license to use the Licensed Software in object code format upon the terms and conditions of this Agreement. Exchange reserves all rights not expressly granted to Licensee under this Agreement.

2.2 The Server Software shall be installed at the Designated Site, in connection with one or more databases having an aggregate size less than or equal to the licensed MCIF. A separate license is required for any additional computer server on which Licensee installs or uses the Licensed Software, except that, in the event of a malfunction causing the Designated Computer Server to become inoperable, Licensee may install and use the Licensed Software on a back-up computer server on a temporary basis during such malfunction. Upon prior written notice to Exchange and payment of any applicable transfer, license or maintenance fees, Licensee may re-designate the Designated Site (but only within the Territory) or use the Licensed Software in connection with one or more databases with an aggregate size in excess of the licensed MCIF.

2.3 Exchange grants Licensee a nonexclusive, nontransferable right (provided Licensee does not receive any payment therefor, and provided further that all use of the Client Software is in strict conformance with Section 2.5), to make and distribute, and to install and use on Client Computers within Licensee's organization, at any one time, no more than that number of copies of the Client Software than is licensed and specified in the applicable Product Schedule.
Upon prior written notice to Exchange and payment of any additional license and maintenance fees, Licensee may install and use the Client Software on additional Client Computers.

2.4 Exchange grants Licensee a nonexclusive, nontransferable right (provided Licensee does not receive any payment therefor, and provided further that all use of the eXstatic Software is in strict conformance with Section 2.5), to make and distribute, and to install and use on computers within Licensee's organization, at any one time, no more than that number of copies of the eXstatic Software than is licensed and specified in the applicable Product Schedule. Upon prior written notice to Exchange and payment of any additional license and maintenance fees, Licensee may install and use the eXstatic Software on additional computers.

2.5 Licensee may use Licensed Software only in connection with the operation and management of Licensee's own internal business. Without limiting the generality of the foregoing, Licensee shall not, and shall not permit any third party to process or permit to be processed the data of any third party, nor deliver or permit to bge delivered any email sent on behalf of any third party through use of the eXstatic Software.

2.6 Licensee is not authorized to grant sublicenses for use of Licensed Software, to use the Licensed Software on behalf of any third party, to permit any third party (other than an Authorized Contractor) to use Licensed Software, or to encumber, transfer, rent, lease, time-share or use the Licensed Software in any service bureau arrangement.

3.     Payment; Expenses; Taxes

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3.1 Licensee shall pay Exchange the license fee and all other amounts specified in a Product Schedule. The license fee shall be due and payable upon receipt of the Licensed Software by Licensee. All other payments are due within thirty
(30) days after the date Licensee receives Exchange's invoice.

3.2 Licensee shall reimburse Exchange for all actual, reasonable and necessary out-of-pocket expenses incurred, including travel to and from Licensee's site, lodging, meals, telephone and shipping, as may be necessary in connection with Licensed Software, installation, training, maintenance, and consulting services. Upon request, Exchange shall provide reasonable documentation for all expenses for which it expects reimbursement.

3.3 Licensee will pay all federal, state, municipal and other government excise, sales, use, customs, occupational, or other taxes, fees or duties now in force or enacted in the future that are levied or based upon Licensee's payments to Exchange or upon this Agreement, but excluding taxes measured by Exchange's net income. In the event Exchange is required at any time to pay any such tax, fee, duty or charge, Licensee will promptly reimburse Exchange.

4. Delivery, Installation, and Training

4.1 Exchange will provide to Licensee electronically (a) one copy of the Client Software in object code format and one initial set of Documentation. Exchange will provide to Licensee electronically the number of copies of the Server Software in object code format as specified in a Product Schedule, and the same number of initial sets of Documentation. If specified in a Product Schedule, Exchange will assist Licensee in the installation of Licensed Software.

4.2 Exchange shall make training in the use of the Licensed Software available to Licensee at its standard training rates less any discount agreed to by the parties and at a location to be determined by Exchange and Licensee.

4.3 Licensee shall make available for installation of the Licensed Software, at the Designated Site, computer equipment and software configurations in accordance with Exchange's published resource prerequisites. Licensee's failure to install and use the Licensed Software in conformance with such requirements shall void all warranties with respect to the Licensed Software.

5.   Protection of Proprietary Material

5.1 "Proprietary Material" shall mean, with respect to Exchange, (i) Licensed Software and any New Releases and any portions thereof in any embodiment and
(ii) the statistical performance results of any evaluation or benchmark tests run on the Licensed Software and with respect to Licensee. Licensee's data output from Licensee's use of the Licensed Software excluding any portion of the Licensed Software; and with respect to both parties, any other information or data, in written, graphic or machine readable form which by its nature or type should reasonably be considered proprietary or confidential or which the disclosing party labels as being proprietary or confidential, provided, however, that "Proprietary Material" does not include:

     (i) Information which is or becomes available in the public domain other than through disclosure by the receiving party (the "Recipient") in breach of this Agreement);

     (ii) Information disclosed or made available at any time to the Recipient by a third party without restriction and without breach of any relationship of confidentiality to the party having rights to such information (the "Discloser");

     (iii) Information independently developed by the Recipient where the Recipient establishes that such development was accomplished without use of the confidential information of the Discloser;

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     (iv)   Information which was already known to the Recipient, without an obligation of confidentiality to the Discloser, at the time of disclosure hereunder.

5.2 Each party acknowledges and agrees that Proprietary Material of the Discloser is confidential and constitutes a valuable asset of the Discloser or (as applicable) of the Discloser's third party licensor. The Recipient shall not use any of the other party's Proprietary Material for any purpose not specifically authorized in this Agreement, shall hold such Proprietary Material in strict confidence, and shall not disclose such Proprietary Material to any third party.

5.3 Each party will limit access to the other party's Proprietary Material to those employees and Authorized Contractors whose use of or access thereto is necessary to the Recipient's authorized use of such Proprietary Material. Each party has entered or will enter into appropriate written agreements with its Authorized Contractors to prevent the unauthorized use, disclosure or copying of the other party's Proprietary Material and shall take all reasonable precautions to protect and maintain the confidentiality of such Proprietary Material, including at a minimum, those precautions which the Recipient employs to protect its own confidential information, but not less than a reasonable degree of care. Each party shall bear the responsibility for any breach of confidentiality by its employees, contractors and consultants. Each party agrees not to cause or permit the reverse engineering, reverse assembly or reverse compilation of the other's Proprietary Material for any purpose, or to otherwise attempt to derive source code from the other's Proprietary Material. Each party agrees not to use, or allow any third party to use, any Proprietary Material of the other party to aid in the development and/or marketing of any product similar to or competitive with the other party's Proprietary Material. The Recipient shall not disclose, publish, display or otherwise make available to any person any of the other party's Proprietary Material or copies thereof without the express prior written consent of the Discloser. The Recipient shall not duplicate, copy or reproduce any of the other party's Proprietary Material, except with the prior written consent of such party or as otherwise permitted under this Agreement.

5.4 Licensee may make copies of Licensed Software in accordance with Sections
2.2 and 2.3, including for back-up or archival purposes or for Year 2000 and certification testing. Licensee will keep records of the number and location of such copies and make such records available to Exchange. Licensee may make a reasonable number of copies of the Documentation as may be required for its internal use of the Licensed Software. Recipient shall not remove any copyright or proprietary rights notice included in any Proprietary Material and shall reproduce all such notices on any Proprietary Material which Recipient may make.

5.5 All title, copyright and other proprietary rights to all of a Discloser's Proprietary Material, including all furnished by to the Recipient and in all copies made by the Recipient, shall be retained by such Discloser or (as applicable) by its third party licensor.

5.6 Licensee shall not use the Licensed Software or any of Exchange's Proprietary Material to create Derivative Works.

5.7 Each party recognizes and acknowledges that irreparable damage might result to the other if Proprietary Material is improperly used or disclosed by the Recipient. Accordingly, each party agrees that legal proceedings at law or in equity, including injunctive relief, shall be appropriate in the event of a breach of this Section 5 of the Agreement.

5.8 Nothing herein shall prevent the Recipient from disclosing all or part of the other party's Proprietary Material as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law; provided that prior to any such disclosure, the Recipient shall (i) promptly notify the Discloser in writing of such requirement to disclose, and
(ii) cooperate reasonably with the Discloser in protecting against any such disclosure or obtaining a protective order.

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5.9  Each party's rights and obligations under this Section 5 shall survive any termination of this Agreement.

6.   Warranties; Disclaimers; Limitations of Liability

6.1 Exchange warrants that, during the first ninety (90) days following the initial delivery hereunder of the Licensed Software, the Licensed Software will conform in all material respects to the specifications contained in the Documentation furnished to Licensee by Exchange for use with the Licensed Software. Exchange's sole responsibility under this warranty shall be as follows: Exchange will correct or replace that portion of the Licensed Software which fails to conform to said warranty, with conforming Licensed Software, provided, however, that Licensee has reported in writing to Exchange any defect or error claimed to be a breach of this warranty within the 90-day warranty period. If Exchange is unable to so correct or replace the nonconforming Licensed Software within thirty (30) days of written notification to Exchange during the 90-day warranty period, Exchange shall reimburse Licensee for the amount of license fees paid for the nonconforming Licensed Software; and, the license for that nonconforming Licensed Software shall be terminated. Exchange will have no liability under the foregoing warranty if (i) Licensee modifies the Licensed Software without Exchange's prior written consent, (ii) Licensee fails to give Exchange written notice of the claimed breach of warranty within the 90-day warranty period, or (iii) the failure to conform is caused in whole or part by persons other than Exchange, or by products, equipment or computer programs not furnished by Exchange.

6.2 Exchange warrants, until December 31, 2001, that the Licensed Software will be Millennium Compliant. "Millennium Compliant" means that the Licensed Software will: (a) handle date information before, during and after January 1, 2000 (accept date input, provide date output and perform calculations on dates, as applicable), without material errors introduced by or related to the change in century; (b) function without material interruption and without changes in operation (in either case associated with the advent of the new century) before, during and after January 1, 2000, assuming correct configuration; and (c) store and provide output of date information in ways that are unambiguous as to century. Exchange's sole responsibility under this warranty shall be to correct or replace that portion of the Licensed Software which fails to be Millennium Compliant, provided, however, that Licensee has reported in writing to Exchange any defect or error claimed to be a breach of warranty no later than December 31, 2001. Exchange will have no liability under the foregoing warranty if (i) Licensee modifies the Licensed Software without Exchange's prior written consent, (ii) Licensee fails to give Exchange written notice of the claimed breach of warranty, or (iii) the failure to conform is caused in whole or in part by persons other than Exchange, or by products, equipment, data or computer programs not furnished by Exchange, including, but not limited to, any operating system on which the Licensed Software may be used or information in Licensee's data warehouse or data mart.

6.3 Exchange warrants that it shall make commercially reasonable efforts, using current tools and methods, to detect viruses, worms, Trojan horses, time bombs, injurious or disabling algorithms and other like built-in or use-driven destructive mechanisms, contemporaneously with each delivery to Licensee of any Licensed Software.

6.4 THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 6 ARE THE ONLY WARRANTIES GIVEN BY EXCHANGE WITH RESPECT TO LICENSED SOFTWARE; EXCHANGE MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR ARISING BY CUSTOM OR TRADE USAGE, AND SPECIFICALLY MAKES NO WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE. EXCHANGE'S EXPRESS WARRANTIES SHALL NOT BE ENLARGED, DIMINISHED OR AFFECTED BY EXCHANGE'S RENDERING OF TECHNICAL OR OTHER ADVICE OR SERVICE IN CONNECTION WITH LICENSED SOFTWARE. ALL THIRD PARTY LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE USE OF ANY SUCH THIRD PARTY'S MATERIALS IN CONNECTION WITH THE LICENSED SOFTWARE, INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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6.5  Except for (a) either party's breach of its obligations under Section 5
(Protection of Proprietary Material) and (b) Exchange's indemnity obligation in respect of third party Damages pursuant to Section 7 (Patent and Copyright Infringement) of this Agreement, IN NO EVENT (INCLUDING UNENFORCEABILITY OF THE ABOVE LIMITATIONS OF LIABILITY AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED WARRANTY AND REMEDIES PROVIDED HEREUNDER), WILL EITHER PARTY'S TOTAL LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THE LICENSED SOFTWARE OR THIS AGREEMENT EXCEED THE LICENSE FEES PAID TO EXCHANGE BY LICENSEE WITH RESPECT TO THE PARTICULAR LICENSED SOFTWARE OUT OF WHICH SUCH CLAIM ARISES. IN THE CASE OF EXCHANGE, THE LIMITATION OF LIABILITIES STATED IN THIS SECTION 6.5 SHALL BE A SINGLE LIMIT, WHETHER LICENSEE'S CLAIM(S) IN RESPECT OF THE LICENSED SOFTWARE RELATES TO SOFTWARE DEVELOPED BY EXCHANGE OR LICENSED TO EXCHANGE BY A THIRD PARTY LICENSOR. SUCH THIRD PARTY LICENSORS ARE INTENDED BENEFICIARIES OF THIS
SECTION 6.5.

6.6 Except for (a) either party's breach of its obligations under Section 5 (Protection of Proprietary Materials) and (b) Exchange's indemnity obligation in respect of third party Damages pursuant to Section 7 (Patent and Copyright Infringement), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR TORT DAMAGES, INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF LICENSED SOFTWARE OR EXCHANGE'S PERFORMANCE OF SERVICES OR OF ANY OTHER OBLIGATIONS RELATING TO LICENSED SOFTWARE OR THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.7 Certain elements of the Licensed Software are derived from software licensed from Third Party Licensors and no Third Party Licensor warrants the Licensed Software, assumes any liability with respect to the Licensed Software, or undertakes to provide any support or information regarding the Licensed Software. Each of Exchange's and Licensee's obligations with respect to the Licensed Software extend to all elements of the Licensed Software, whether or not derived from software licensed from Third Party Licensors. Third Party Licensors may enforce any of the provisions of this Agreement to the extent that their materials are affected.

7.  Patent and Copyright Indemnification

7.1 Exchange shall defend Licensee or, at Exchange's option, settle any claim that a Licensed Software infringes any United States patent, copyright or any trade secret, and shall indemnify Licensee against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any such claim (collectively, "Damages"), provided that Licensee (i) notifies Exchange promptly in writing of any such claim or proceeding, (ii) gives Exchange full and complete authority, information, and assistance to defend such claim or proceeding, and (iii) gives Exchange sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement. Should the Licensed Software or any part thereof become, or in Exchange's opinion be likely to become, the subject of a claim of infringement or the like, Exchange shall have the right, at Exchange's option and expense, either to procure for Licensee the right to continue using it, or to replace or modify it so that it becomes non-infringing (provided that such modification or replacement does not materially degrade the quality or performance of the Licensed Software) or, after all reasonable attempts have been made with respect to the foregoing alternatives, to terminate Licensee's license to the allegedly infringing Licensed Software and pay to Licensee an amount not to exceed the depreciated value of the Licensed Software for which Licensee has paid a license fee, depreciated on a straight-line basis over a three and one-half (3 1/2) year period.

7.2 Exchange shall have no liability or obligation with respect to any such claim based upon the combination of Licensed Software with products not furnished by Exchange, or any addition to or

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modification of Licensed Software made by any person other than Exchange, or any use of a superseded release of the Licensed Software if the infringement would have been avoided by the use of a current release of the Licensed Software. Exchange will have no obligation for any costs incurred without Exchange's prior written authorization.

7.3 This Section 7 states Exchange's entire obligation and liability, and Licensee's sole remedy for infringement by Licensed Software or the use thereof.

8.   Maintenance Service

8.1 Maintenance Service: Upon payment of the applicable Maintenance fees, the Licensee shall receive service (the "Maintenance Service") as follows:

     (i) one (1) complete electronic copy of all New Releases including Documentation updates for Client Software, and a number of electronic copies of all New Releases including Documentation updates for Server Software equal to the number of copies of the Server Software provided for in the applicable Product Schedule.

          Following shipment of the New Release, the previous release shall remain "Current," for purposes hereof, for a period of twelve (12) months; thereafter, only the New Release will be current. Exchange's obligations under this Section 8 shall only apply in respect of the Licensed Software, and not in respect of any separately licensed software or other materials.

     (ii) hot line support services during the local Exchange normal business hours pursuant to Exchange's normal business practice.

          Upon receipt of telephone, email or written notice from the Licensee specifying failures or errors found in the Licensed Software and/or Documentation, and upon receipt of such additional information as Exchange may reasonably request, Exchange will exercise commercially reasonable efforts to provide workarounds and/or correct defects in the Current, unaltered release of the Licensed Software and/or Documentation.

8.2 Licensee agrees to promptly pay Exchange, at Exchange's then current rates, for any services made necessary by (a) Licensee's modification of the Licensed Software, (b) Licensee's failure to utilize the then Current release of the Licensed Software, (c) Licensee's negligence, (d) Licensee's failure to maintain Maintenance Services throughout the term of the Agreement or (e) problems, errors or inquiries relating to computer hardware, system changes or software other than the Licensed Software.

8.3 Licensee shall install and maintain for the duration of this Agreement, a 28.8K baud or higher modem and associated dialup telephone line. Licensee shall pay for installation, maintenance and use of such equipment and associated telephone line use charges. Exchange, at its option, shall use this modem and telephone line in connection with error diagnosis and correction. Such access by Exchange shall be subject to prior approval by Licensee in each instance. Exchange shall be subject to all applicable federal and state communications privacy and confidentiality laws. Exchange shall maintain a customer service phone line and electronic mail address staffed by trained personnel during normal business hours to facilitate problem identification and resolution.

8.4 Maintenance Service shall be automatically renewed on an annual basis, and Licensee shall pay an amount according to the then current maintenance rate. Licensee may elect at the execution of this Agreement, or upon any anniversary date hereof, to purchase a Multi-Year Maintenance Service Plan by paying in advance to Exchange the maintenance fees for two or more years.

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8.5  If Licensee does not elect to purchase Maintenance Service, or if such
Maintenance Service is terminated pursuant to Section 9.2, Licensee may continue to use the Licensed Software pursuant to the license granted under this Agreement, but Licensee will not be entitled to receive Maintenance Service for the Licensed Software. To reinstate Maintenance Service, Licensee shall be required to pay all maintenance fees for period during which Licensee did not purchase Maintenance Services, on a cumulative basis, commencing with the expiration or termination of the last maintenance period.

8.6 Promptly after the Effective Date, Exchange shall cooperate with Licensee in order that Licensee shall become a preferred beneficiary (at Licensee's sole expense) under that certain Master Preferred Escrow Agreement, effective as of 4 February 1997, by and between Exchange and Data Securities International, Inc., upon and after which Licensee shall have the rights and obligations of a beneficiary in accordance with and subject to such escrow agreement.

8.7 This Section 8 states Exchange's entire obligation with respect to the provision of Maintenance Services for the Licensed Software.

9.   Term; Termination

9.1 This Agreement shall become effective on the date on which it is accepted by Exchange at Exchange's principal place of business, and shall remain in effect unless terminated as provided in this Agreement. The grant of license for the Licensed Software shall take effect on the date on which the applicable Product Schedule is accepted by Exchange, and shall remain in effect unless terminated as provided in this Agreement.

9.2 If either party shall fail to perform or shall be in breach of any of its obligations under this Agreement, and shall have failed or been unable to remedy said failure or breach within thirty (30) days after receipt of written notice from the other party with respect to said failure or breach, such party may terminate this Agreement including the licenses granted hereunder and any maintenance obligations. Notwithstanding the foregoing, each party reserves the right to seek injunctive relief pursuant to Section 5.7.

9.3 Either party may terminate Maintenance Services effective at the end of any annual maintenance period by providing thirty (30) days written notice to the other party. If Licensee terminates Maintenance Services pursuant to Section 9.2, Exchange shall provide a pro-rata refund of prepaid maintenance fees.

9.4 Upon termination of this Agreement for any reason, all rights, obligations and licenses of the parties hereunder shall cease, except that (a) if the Agreement is terminated by Exchange pursuant to Section 9.2, Licensee shall continue to be obligated to pay Exchange all fees, charges or expenses that
accrued   prior to the termination date, including all maintenance fees and other charges hereunder, which shall become immediately due and payable and (b) Licensee shall have no further right to copy or use the Licensed Software and within five (5) days after any termination or expiration, each party (i) shall deliver to the other all Proprietary Material received from such party, including any copies, and (ii) shall destroy or render unusable all other such Proprietary Material and any copies, including information and data relating to the Licensed Software stored in any storage facility, which for any reason cannot be delivered to the Discloser. In addition, an authorized officer of the party required to return Proprietary Material shall certify in writing to the other party that all Proprietary Material required to be returned has been delivered to such party, destroyed or rendered unusable and that use of the terminated Licensed Software and any portion of Licensed Software has been discontinued.

10.     Solicitation of Employees

For the term of this Agreement and for a period of twelve (12) months after any expiration or termination of this Agreement, the parties agree to refrain from soliciting or recruiting the employees of the other without the prior written approval of the party whose employee is being considered for employment. This

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shall in no way, however, be construed to restrict, limit or encumber the rights of any employee granted by law.

11. Exports

Licensee is only being granted the rights to use the Licensed Software at the Designated Site and shall not export or re-export, directly or indirectly (including via remote access), Licensed Software, Documentation or other information or materials provided by Exchange under this Agreement, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be Licensee's responsibility to comply with the latest United States export regulations, and Licensee shall defend and indemnify Exchange from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Licensed Software, Documentation, or other information or materials provided by Exchange under this Agreement were exported or otherwise accessed by Licensee, shipped by Licensee or transported by Licensee in violation of applicable laws and regulations provided that Exchange (i) notifies Licensee promptly in writing of any such claim or proceeding, (ii) gives Licensee full and complete authority, information, and assistance to defend such claim or proceeding, and (iii) gives Licensee sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement.

12. Audit

Exchange shall have the right upon reasonable advance written notice, to have an independent auditor verify Licensee's compliance with this Agreement and the notices and reports provided by Licensee to Exchange. Licensee shall make its processors and all reasonably applicable books and records available for such inspection during normal business hours at the Designated Site. Audits shall be at the expense of Exchange, unless any such audit discloses an underpayment by Licensee for the audited period in excess of five percent (5%), in which case Licensee shall reimburse Exchange for all such expenses. If the audit discloses any underpayment by Licensee, Licensee shall promptly make payment to Exchange of such underpayment in respect of the Unlicensed Processors, together with interest thereon at the rate of 1.5% per month or, if lesser, the maximum amount permitted by law. "Unlicensed Processor" means any processor with which any part of the Licensed Software is used or installed, other than the Designated Computer Server or Client Computers for which license fees have been fully paid in accordance with this Agreement. Audits shall be conducted no more than once annually, and shall not unreasonably interfere with Licensee's business.

13. Compliance with Laws

Each party shall comply with all laws, legislation, rules, regulations, and governmental requirements with respect to the Licensed Software, and the performance of its obligations hereunder, of any jurisdiction in or from which Licensee directly or indirectly causes the Licensed Software to be used or accessed.

14. U.S. Government Restricted Rights

If Licensed Software is being licensed by the U.S. Government, the Licensed Software is commercial computer software and documentation developed exclusively at private expense, and (i) if acquired by or on behalf of a civilian agency, shall be subject to the terms of this computer software license as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors; and
(ii) if acquired by or on behalf of units of the Department of Defense ("DOD") shall be subject to the terms of this commercial computer software license as specified in 48 C.F.R. 227.7202-2, DOD FAR Supplement and its successors.

15.  Waiver

 [Exchange Applications Logo]

 No waiver, alteration, modification, or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by the parties. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

 16. Cumulative Remedies

 None of either party's remedies referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law or in equity, except as explicitly set forth herein.

 17. Force Majeure.

 Neither party shall be liable for any delays in the performance of any of its obligations due to cause beyond its reasonable control, including, but not limited to, fire, strike, war, riots, acts of any civil or military authority, acts of God, judicial action, unavailability or shortages of materials or equipment, failures or delays in delivery of vendors and suppliers or delays in transportation.

 18. Notices.

 All written notices to be given in connection with this Agreement shall be sent by certified or registered mail, postage prepaid, addressed to the party entitled or required to receive such notice at the addresses specified on the face hereof.

 19. Severability.

 In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Agreement.

 20. Governing Law.

 This Agreement shall be subject to and interpreted in accordance with the substantive laws of the State of New York without regard to conflicts of laws. In the event of any conflict between foreign laws, rules and regulations and those of the United States, the laws, rules and regulations of the United States shall govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

 21. Assignment.

 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives, provided, however, that the rights, duties and privileges of Licensee may not be assigned, sublicensed or otherwise transferred by it, in whole or in part, without the prior written consent of Exchange; which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Licensee shall be entitled to assign this Agreement in whole to Aventine Incorporated, MicroStrategy Services or Strategy.com; provided, that at the time of such
                                         --------
 assignment, such assignee is a wholly owned subsidiary of Licensee or Licensee is a wholly owned subsidiary of such assignee.

 22. Cause of Action.

 No action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the cause of action arises.

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

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23. Headings.

Headings included in this Agreement are for convenience only, and are not to be used to interpret the agreement between the parties.

24. Survival.

The following provisions shall survive any expiration or termination of this
Agreement: Section 5 (Protection of Proprietary Material); Section 6 (Warranties; Disclaimers; Limitations of Liability); Section 7 (Patent and Copyright Indemnification); Section 9 (Term and Termination); Section 10 (Solicitation of Employees); Section 11 (Exports); Section 12, Audit; Section 13 (Compliance with Laws); Section 15 (Waiver); Section 18 (Notices); Section 19 (Severability); Section 20 (Governing Law); Section 22 (Cause of Action);
Section 24 (Survival), and Section 25 (Entire Agreement).

25. Entire Agreement

This Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior oral and written agreements and understandings relating to it. No representation, condition, understanding, statement of intention or agreement of any kind, oral or written, shall be binding upon the parties unless set forth or specifically incorporated in this Agreement. Any provision of Licensee's purchase order which is in any way inconsistent with or in addition to the terms and conditions of this Agreement shall not be binding upon Exchange unless Exchange specifically accepts any such provision in writing.

26. Email Privacy Policy

Customer hereby agrees to comply with the Email Privacy Policy attached hereto as Exhibit A.

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[Exchange Applications Logo]

LICENSEE ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT AND AGREES TO ALL TERMS AND CONDITIONS STATED IN THIS AGREEMENT.

Accepted by:                      Accepted by:
                                  LICENSEE:
EXCHANGE APPLICATIONS, INC.       MICROSTRATEGY INCORPORATED


Name: [ILLEGIBLE]                  Name:     /s/ Sanju Bansal
     -----------------------------       ------------------------------
       (Authorized Signature)               (Authorized Signature)

Name:                              Name:  Sanju Bansal
     -----------------------------       ------------------------------

Title:                             Title:      COO
     -----------------------------       ------------------------------

Date:                              Date:
     -----------------------------       ------------------------------



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

[Exchange Applications Logo]

                                                One Lincoln Plaza
                                                Boston, Massachusetts
                                                02111
                                                617-737-2244

                      VALEX[TM] SOFTWARE PRODUCT SCHEDULE
                                    TO THE
                          SOFTWARE LICENSE AGREEMENT


Licensee Name and Address          Offer is valid through ___________________

MicroStrategy Incorporated
8000 Towers Crescent Drive
Vienna, Virginia 22182

Exchange Applications, Inc. ("Exchange") hereby grants to the subject Licensee a license to use the Licensed Software listed on this Product Schedule, subject to the terms and conditions of the Software License Agreement (the "Agreement") in effect between Exchange and Licensee and dated _____________ December 1999.


LICENSED SOFTWARE:

A.  VALEX[TM] Software


     VALEX[TM] Server Software*: two (2) Copies
     (one for MicroStrategy and one for Strategy.com)
               (For each Server Software license,
               the Licensed MCIF size (= or less than) 250,000 customers
               and (less than) 1 million prospects** )                                     $550,000

     VALEX Client Software: (20 Client Named Users)
               (Total of both Server Software licenses)

     Maintenance for the first year***                                        Not Separately Priced
                                                                              ---------------------

     SUBTOTAL VALEX[TM] LICENSE AND MAINTENANCE FEES:                                     $550,000

B.  EXSTATIC[TM] Software

     eXstatic[TM] eMessagingSoftware****: one (1) copy                                    $400,000

     Maintenance for the first year***                                       Not Separately Priced
                                                                             ---------------------

     SUBTOTAL EXSTATIC[TM] LICENSE AND MAINTENANCE FEES:                                  $400,000

   TOTAL - LICENSED SOFTWARE:                                                             $950,000

[Exchange Applications Logo]

                                                One Lincoln Plaza
                                                Boston, Massachusetts
                                                02111
                                                617-737-2244

                      VALEX[TM] SOFTWARE PRODUCT SCHEDULE
                                     TO THE
                           SOFTWARE LICENSE AGREFMENT


      * Server Software is licensed for use on the Designated Computer Server, at the Designated Site identified in this Product Schedule.

      ** Licensee is required to confirm in writing to Exchange the number of customers and prospects in each MCIF on each anniversary date of this Product Schedule. This MCIF/database is for customers and prospects for Licensee's products and services (including current and prospective "Affiliates" of Licensee's Strategy.com service).

      *** Maintenance services are provided for one (1) year from date of delivery. After the first year, the Maintenance fee will be calculated at a rate of 20% of the then-current license fee for the Licensed Software, less any discount to which the parties agree.

      **** Inserted at the bottom of each email sent by eXstatic Software shall be: "Powered by eXstatic software, http://www.exapps.com" in 12-point font (or other such company reference as Exchange may prescribe). For HTML email and for client facing web interfaces, a "Powered by" logo/link will be placed on the bottom of the email or web application.



     PAYMENT TERMS:
     --------------

     Unless otherwise set forth in the Software License Agreement, payment for License and Maintenance fees are due upon Licensee's receipt of Exchange's invoice. All reasonable, actual travel and living expenses will be added to the fees stated in this Product Schedule, and will be billed monthly as incurred.

[Exchange Applications Logo]

                                                One Lincoln Plaza
                                                Boston, Massachusetts
                                                02111
                                                617-737-2244

                      VALEX[TM] SOFTWARE PRODUCT SCHEDULE
                                     TO THE
                           SOFTWARE LICENSE AGREEMENT


DESIGNATED SITE:
----------------

The Server Software included in the Licensed Software shall be provided for and only used on the Designated Computer Server at the Designated Site:

   Designated Site Name:     _________________________________

   Designated Site Address:  _________________________________
                             _________________________________
                             _________________________________

   Contact Name and Phone:   _________________________________


Subject to Section 2.2 of the Agreement, Licensee may change the Designated Site and Address by providing written notice to Exchange Applications.

LICENSEE ACKNOWLEDGES THAT IT HAS READ THE AGREEMENT INCLUDING THIS PRODUCT SCHEDULE AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. In the event of conflict between this Product Schedule and the other terms and conditions of the Agreement, the terms and conditions of this Product Schedule will govern.

EXCHANGE APPLICATIONS, INC.  LICENSEE: MicroStrategy Incorporated


Signature:   [illegible]               Signature:   /s/ Sanju Bansal
             ------------------------             ---------------------------
Name:                                  Name:   Sanju Bansal
             ------------------------         -------------------------------
Title:                                 Title:     COO
             ------------------------         -------------------------------
Date:                                  Date:
             ------------------------         ------------------------------

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                                   EXHIBIT A
                                   ---------


                              EMAIL PRIVACY POLICY
                              --------------------


The eXstatic Software may not be used to deliver email to recipients who have not requested information from the sender.

All email sent using eXstatic Software must include a clear 'Opt-out' clause, which instructs recipients on how to remove themselves from the sender's database.

No party hereto may use a recipient's personal information for any purpose not authorized by the recipient.

A summary of a recipient's personal information must be provided to that recipient upon request.

The sender will establish procedures to insure careful and ethical use of the eXstatic Software within its own organization.

Exchange supports groups that are opposed to Unsolicited Commercial Email (UCE) and requests the report of abusers of the eXstatic Software. Exchange maintains an in-house watchdog department and a hotline to report abusers. Please report abusers to Exchange's Private Policy Consultant in the United States at 206.634.0192.


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